AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 9, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_______________
IDACORP, Inc.
(Exact name of registrant as specified in its charter)

Idaho (State or other jurisdiction of incorporation or organization)	1221 West Idaho Street Boise, Idaho 83702-5627 (Address, including zip code, of principal executive offices)	82-0505802 (I.R.S. Employer Identification No.)
____________________
Idaho Power Company Employee Savings Plan
(Full title of the plan)
____________________
J. LaMont Keen President and Chief Executive Officer IDACORP, Inc. 1221 West Idaho Street Boise, Idaho 83702-5627 (208) 388-2200	Darrel T. Anderson Senior Vice President – Administrative Services and Chief Financial Officer IDACORP, Inc. 1221 West Idaho Street Boise, Idaho 83702-5627 (208) 388-2200	Rex Blackburn, Esq. Senior Vice President and General Counsel IDACORP, Inc. 1221 West Idaho Street Boise, Idaho 83702-5627 (208) 388-2200

(Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

_______________________
Copies to:
Elizabeth W. Powers, Esq.
Dewey & LeBoeuf LLP
1301 Avenue of the Americas
New York, New York  10019-6092
(212) 259-8000
__________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, without par value	2,000,000	$24.20	$48,400,000	$2,701

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.

(3)
Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h), based on the average of the high and low sale prices of the Company's common stock as reported in the consolidated reporting system on June 3, 2009.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                      Incorporation of Documents by Reference.

We incorporate by reference the following documents that we or the Idaho Power Company Employee Savings Plan have filed with the Securities and Exchange Commission (SEC file number 1-14465):

• Annual Report on Form 10-K for the year ended December 31, 2008 filed on February 26, 2009

• The Idaho Power Company Employee Savings Plan Annual Report on Form 11-K for the year ended December 31, 2007 filed on June 24, 2008

• Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed on May 7, 2009

• Current Reports on Form 8-K filed on March 2, 2009, March 10, 2009, March 19, 2009, March 24, 2009, March 27, 2009, April 3, 2009, May 13, 2009 and June 8, 2009 and

• Description of our common stock contained in the registration statement on Form 8-A, dated and filed on October 20, 1999, as amended by amendment no. 1 on Form 8-A/A, dated and filed on September 28, 2004, amendment no. 2 on Form 8-A/A, dated and filed on September 19, 2008 and any further amendments thereto.

All documents that we or the Idaho Power Company Employee Savings Plan subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part hereof from the date of filing of such documents.

We are not incorporating by reference any documents or portions of documents that are not deemed filed with the Securities and Exchange Commission, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.  Any statement contained in a document incorporated or deemed to be incorporated by reference in or deemed to be part of the registration statement shall be deemed to be modified or superseded for purposes of the registration statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference or deemed to be part of the registration statement modifies or replaces such statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of the registration statement after the most recent effective date may modify or replace existing statements contained in the registration statement. Any such statement so modified shall not be deemed in its unmodified form to constitute a part of the registration statement for purposes of the

Securities Act of 1933. Any statement so superseded shall not be deemed to constitute a part of the registration statement for purposes of the Securities Act of 1933.

Item 5.                      Interests of Named Experts and Counsel.

Rex Blackburn, Esq., our Senior Vice President and General Counsel, and Dewey & LeBoeuf LLP, New York, New York, have given their opinions on the validity of the common stock offered pursuant to this registration statement.  Dewey & LeBoeuf LLP has, for matters governed by the laws of Idaho, relied upon the opinion of Mr. Blackburn.

As of June 1, 2009, Mr. Blackburn owned 3,362 shares of IDACORP common stock.  Mr. Blackburn is acquiring additional shares of IDACORP common stock at regular intervals through employee stock plans.

Item 6.                      Indemnification of Directors and Officers.

Sections 30-1-850 et seq. of the Idaho Business Corporation Act provide for indemnification of our directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933.

Article VIII of our Articles of Incorporation, as amended, provides that we shall indemnify our directors and officers against liability and expenses and shall advance expenses to our directors and officers in connection with any proceeding to the fullest extent permitted by the Idaho Business Corporation Act as now in effect or as it may be amended or substituted from time to time. Article VI of our Amended Bylaws provides that we shall have the power to purchase insurance on behalf of any director, officer, employee or agent against liability and expenses in connection with any proceeding, to the extent permitted under applicable law. Article VI further provides that we may enter into indemnification agreements with any director, officer, employee or agent to the extent permitted under any applicable law.

We have liability insurance protecting our directors and officers against liability by reason of their being or having been directors or officers.  The premium, payable solely by us, is not separately allocable to the sale of the securities registered hereby.  In addition, we have entered into indemnification agreements with our directors and officers to provide for indemnification to the maximum extent permitted by law.

Item 8.                      Exhibits.

Exhibit	Date Filed	File Number	As Exhibit
*2	03/16/1998	333-48031 Form S-4	2	Agreement and Plan of Exchange between IDACORP, Inc. and Idaho Power Company, dated as of February 2, 1998.
*4.1	11/4/1998	333-64737 Amendment No. 1 to Form S-3	3.1	Articles of Incorporation of IDACORP, Inc.

Exhibit	Date Filed	File Number	As Exhibit
*4.2	11/4/1998	333-64737 Amendment No. 1 to Form S-3	3.2	Articles of Amendment to Articles of Incorporation of IDACORP, Inc., as filed with the Secretary of State of Idaho on March 9, 1998.
*4.3	9/22/1998	333-00139-99 Post-Effective Amendment No. 1 to Form S-3	3(b)	Articles of Amendment to Articles of Incorporation of IDACORP, Inc. creating A Series Preferred Stock, without par value, as filed with the Secretary of State of Idaho on September 17, 1998.
*4.4	10/1/1998	33-56071-99 Post-Effective Amendment No. 1 to Form S-8	3(d)	Articles of Share Exchange of IDACORP, Inc. as filed with the Secretary of State of Idaho on September 29, 1998.
*4.5	11/19/2007	1-14465 Form 8-K filed November 19, 2007	3.1	Amended Bylaws of IDACORP, Inc., amended on November 15, 2007 and presently in effect.
4.6				Idaho Power Company Employee Savings Plan, as amended and restated as of October 1, 2000 (revised).
4.7				First Amendment to Idaho Power Company Employee Savings Plan, dated May 8, 2002.
4.8				Second Amendment to Idaho Power Company Employee Savings Plan, dated March 31, 2006.
5.1				Opinion and consent of Rex Blackburn, Esq.
5.2				Opinion and consent of Dewey & LeBoeuf LLP.
15				Letter from Deloitte & Touche LLP regarding unaudited interim financial information.
23				Consent of Deloitte & Touche LLP.
24				Power of Attorney (included on the signature page hereof).
_______________

*Previously filed and incorporated herein by reference.

We undertake that we will submit or have submitted the Idaho Power Company Employee Savings Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and have made or will make all changes required by the IRS in order to qualify the Idaho Power Company Employee Savings Plan under Section 401 of the Internal Revenue Code.

Item 9.  Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

Each director and/or officer of the issuer whose signature appears below hereby authorizes any agent for service named on the cover of this registration statement to execute in the name of each such person, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to the registration statement, and appoints any such agent for service as attorney-in-fact to sign in his or her behalf individually and in each capacity stated below and file any such amendments to the registration statement, and the issuer and the Idaho Power Company Employee Savings Plan hereby confer like authority to sign and file on their behalf.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on the 8th day of June, 2009.

IDACORP, Inc.

By:	/s/ J. LaMont Keen
J. LaMont Keen
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jon H. Miller	Chairman of the Board	June 8, 2009
(Jon H. Miller)
/s/ J. LaMont Keen	President and Chief Executive Officer and Director (Principal Executive Officer)	June 8, 2009
(J. LaMont Keen)
/s/ Darrel T. Anderson	Senior Vice President – Administrative Services and Chief Financial Officer (Principal Financial and Accounting Officer)	June 8, 2009
(Darrel T. Anderson)

Signature	Title	Date
/s/ C. Stephen Allred	Director	June 8, 2009
(C. Stephen Allred)
/s/ Richard J. Dahl	Director	June 8, 2009
(Richard J. Dahl)
/s/ Judith A. Johansen	Director	June 8, 2009
(Judith A. Johansen)
/s/ Christine King	Director	June 8, 2009
(Christine King)
/s/ Gary G. Michael	Director	June 8, 2009
(Gary G. Michael)
/s/ Jan B. Packwood	Director	June 8, 2009
(Jan B. Packwood)
/s/ Richard G. Reiten	Director	June 8, 2009
(Richard G. Reiten)
/s/ Joan H. Smith	Director	June 8, 2009
(Joan H. Smith)
/s/ Robert A. Tinstman	Director	June 8, 2009
(Robert A. Tinstman)
/s/ Thomas J. Wilford	Director	June 8, 2009
(Thomas J. Wilford)

The Plan. Pursuant to the requirements of the Securities Act of 1933, Idaho Power Company as the Plan Administrator of the Idaho Power Company Employee Savings Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise and State of Idaho, on the 8th day of June, 2009.

IDAHO POWER COMPANY EMPLOYEE SAVINGS PLAN

By:	/s/ J. LaMont Keen
J. LaMont Keen
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Date Filed	File Number	As Exhibit
*2	03/16/1998	333-48031 Form S-4	2	Agreement and Plan of Exchange between IDACORP, Inc. and Idaho Power Company, dated as of February 2, 1998.
*4.1	11/4/1998	333-64737 Amendment No. 1 to Form S-3	3.1	Articles of Incorporation of IDACORP, Inc.
*4.2	11/4/1998	333-64737 Amendment No. 1 to Form S-3	3.2	Articles of Amendment to Articles of Incorporation of IDACORP, Inc., as filed with the Secretary of State of Idaho on March 9, 1998.
*4.3	9/22/1998	333-00139-99 Post-Effective Amendment No. 1 to Form S-3	3(b)	Articles of Amendment to Articles of Incorporation of IDACORP, Inc. creating A Series Preferred Stock, without par value, as filed with the Secretary of State of Idaho on September 17, 1998.
*4.4	10/1/1998	33-56071-99 Post-Effective Amendment No. 1 to Form S-8	3(d)	Articles of Share Exchange of IDACORP, Inc. as filed with the Secretary of State of Idaho on September 29, 1998.
*4.5	11/19/2007	1-14465 Form 8-K filed November 19, 2007	3.1	Amended Bylaws of IDACORP, Inc., amended on November 15, 2007 and presently in effect.
4.6				Idaho Power Company Employee Savings Plan, as amended and restated as of October 1, 2000 (revised).
4.7				First Amendment to Idaho Power Company Employee Savings Plan, dated May 8, 2002.
4.8				Second Amendment to Idaho Power Company Employee Savings Plan, dated March 31, 2006.
5.1				Opinion and consent of Rex Blackburn, Esq.
5.2				Opinion and consent of Dewey & LeBoeuf LLP.
15				Letter from Deloitte & Touche LLP regarding unaudited interim financial information.
23				Consent of Deloitte & Touche LLP.
24				Power of Attorney (included on the signature page hereof).
__________________
*Previously filed and incorporated herein by reference.